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Exhibit 10.1

MACK-CALI REALTY, L.P.

EXCHANGE AGREEMENT

Dated as of December 20, 2002

6.15% Notes due 2012

SCHEDULE I	Holder Information
EXHIBIT A	Supplemental Indenture No. 5
EXHIBIT B	Form of Opinion Counsel to the Operating Partnership

i

EXCHANGE AGREEMENT

        This EXCHANGE AGREEMENT (this "Agreement") is made as of December 20, 2002 by and between Mack-Cali Realty, L.P., a limited partnership formed under the laws of the State of Delaware (the "Operating Partnership"), having its principal office at 11 Commerce Drive, Cranford, New Jersey 07016, and Teachers Insurance and Annuity Association of America, a corporation incorporated under the laws of the State of New York (the "Holder"), having its principal office at 730 Third Avenue, New York, New York 10017.

W I T N E S S E T H

        WHEREAS, the Operating Partnership and the Holder desire to exchange $90,000,000 aggregate principal amount of the Operating Partnership's 7.18% Notes due 2003 (CUSIP number 55448Q AC 0) currently held by the Holder (the "Initial Notes") for $94,914,000 aggregate principal amount of newly issued 6.15% Notes due 2012 of the Operating Partnership (the "New Notes");

        WHEREAS, the exchange of the Initial Notes for the New Notes shall be pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"); and

        WHEREAS, the issuance of the Initial Notes on August 2, 1999 was registered under the Securities Act; and

        NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

        1.    ISSUANCE OF NEW NOTES.

          (a)    Authorization.    The Operating Partnership has duly authorized the issuance and sale of (i) certain securities (the "Securities"), including one or more series of unsecured non-convertible debt securities (the "Debt Securities"), pursuant to an Indenture (the "Base Indenture"), dated as of March 16, 1999, among the Operating Partnership, Mack-Cali Realty Corporation, a Maryland corporation (the "Corporation"), and Wilmington Trust Company, as trustee (the "Trustee"), and (ii) as a series of such Debt Securities, the New Notes pursuant to Supplemental Indenture No. 5 (the "Supplemental Indenture"), dated as of December 20, 2002, between the Operating Partnership, as Issuer, and the Trustee (the Base Indenture as supplemented by the Supplemental Indenture, the "Indenture"). All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

          (b)    Exchange of the Initial Notes.    The Holder hereby voluntarily tenders to the Operating Partnership, and the Operating Partnership hereby purchases and will cancel, all of its right, title and interest in the Initial Notes held by the Holder, including all accrued interest on such notes and any other rights through and including the date hereof, in exchange for the issuance by the Operating Partnership of the New Notes and the payment by the Operating Partnership on the date of such exchange of $341,050.00 in accrued and unpaid interest on the Initial Notes. The Operating Partnership and the Holder hereby acknowledge and agree that (i) no remuneration has been paid or given, directly or indirectly, in connection with the solicitation of the exchange contemplated hereby, and (ii) the issuance of the New Notes hereunder is intended to be exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereunder.

          (c)    Terms of the New Notes.    The New Notes will be issued in global form under the Indenture, including the Supplemental Indenture, a copy of which is attached hereto as Exhibit A. The New Notes shall have such terms and provisions as set forth in the Indenture.

          (d)    The Closing.    The closing of the exchange of the Initial Notes for the New Notes (the "Closing") shall be held at the offices of Pryor Cashman Sherman & Flynn LLP ("PCS&F"), 410

  Park Avenue, New York, New York 10022, at 10:00 A.M., New York time, on December 20, 2002 or on such other Business Day as mutually agreed upon by the parties (the "Closing Date"). On the Closing Date, the Holder shall cause the Initial Notes to be delivered to the Operating Partnership, and, in exchange therefor, the Operating Partnership shall issue the New Notes in accordance with Section 2.9 of the Supplemental Indenture. The exchange of the Initial Notes for the New Notes issued hereunder shall be effected by the Trustee and The Depository Trust Company.

        2.    REPRESENTATIONS OF THE OPERATING PARTNERSHIP.    The Operating Partnership represents and warrants to the Holder as follows:

          (a)    Organization; Qualification, Etc.    The Operating Partnership is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted. The Operating Partnership is duly qualified as a foreign limited partnership to do business, and is in good standing, in each jurisdiction in which the character of the properties owned or held under lease by it or the nature of the business now conducted by it and proposed to be conducted by it requires such qualification, except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on (i) the business, operations, affairs, financial condition, assets or properties of the Operating Partnership and its subsidiaries taken as a whole, or (ii) the ability of the Operating Partnership to perform its obligations under this Agreement and the New Notes, or (iii) the validity or enforceability of this Agreement or the New Notes.

          (b)    Authorization.    The Operating Partnership has all requisite power and authority to enter into this Agreement, the Base Indenture and the Supplemental Indenture (all of the foregoing Agreements being referred to herein collectively as the "Transaction Documents"), to issue the New Notes in exchange for the Initial Notes and to perform its obligations pursuant to the provisions hereof and thereof. The execution and delivery of the Transaction Documents and the New Notes have been duly authorized by all requisite action on the part of the Operating Partnership. This Agreement constitutes, and each of the other Transaction Documents and the New Notes will constitute the legal, valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their respective terms, except as limited by general equitable principles and by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally.

          (c)    Priority.    The New Notes will constitute senior unsecured obligations of the Operating Partnership, ranking equally with such of the Operating Partnership's existing and future senior unsecured and unsubordinated indebtedness.

          (d)    Compliance with Other Instruments.    The consummation of the transactions contemplated by this Agreement and the performance of the terms and provisions of the Transaction Documents and the New Notes will not result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Operating Partnership under, any indenture, mortgage, deed of trust, bank loan or credit agreement, organizational instrument, or other agreement or instrument to which the Operating Partnership is a party or by which the Operating Partnership or any of its properties is bound, nor will they result in the violation of any applicable federal or state laws, statutes, rules, regulations, ordinances or requirements promulgated by governmental authorities, except where such breach, default, creation or violation could not reasonably be expected to result in a Material Adverse Effect. The Operating Partnership is not in violation of, in default under or in breach of any agreement or instrument to which the Operating Partnership or any of its properties is bound, except where such violation, default or breach would not have a Material Adverse Effect.

          (e)    Governmental Consents.    No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Body is required for the execution, delivery or performance by the Operating Partnership of the Transaction Documents and the New Notes.

          (f)    Litigation; Governmental Orders.    There are no actions, suits or proceedings pending or, to the knowledge of the Operating Partnership, threatened against the Operating Partnership or any of its properties in any court or before any arbitrator or Governmental Body, except for those actions, suits or proceedings an adverse decision with respect to which would not have a Material Adverse Effect. The Operating Partnership is not, and the consummation of the transactions contemplated by this Agreement and the performance of the terms and provisions of the Transaction Documents and the New Notes will not cause the Operating Partnership to be, (i) in default under any Order of any court, arbitrator or Governmental Body, (ii) subject to any Order of any court or Governmental Body or (iii) in violation of any statute or other rule or regulation of any Governmental Body, the violation of which would have a Material Adverse Effect.

          As used in this Agreement, the term "Governmental Body" includes any applicable federal, state, county, city, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality, whether domestic or foreign; and the term "Order" includes any order, writ, injunction, decree, judgment, award, determination or written direction or demand.

          (g)    Taxes.    The Operating Partnership has filed all tax returns that are required to have been filed by it in any jurisdiction. All taxes shown to be due and payable on such returns and all other taxes and assessments payable by the Operating Partnership, to the extent the same have become due and payable, have been paid. The Operating Partnership does not know of any proposed material tax assessment against the Operating Partnership and, in the opinion of the Operating Partnership, all of its tax liabilities are adequately provided for on the books of the Operating Partnership.

          (h)    Compliance with ERISA.    (i) The Operating Partnership and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of non-compliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Operating Partnership nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA) and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Operating Partnership or any ERISA Affiliate, or in the imposition of any lien on any of the rights, properties or assets of the Operating Partnership or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or liens as would not be individually or in the aggregate Material.

            (ii)  The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

            (iii)  The Operating Partnership and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

            (iv)  The expected post-retirement benefit obligation (determined as of the last day of the Operating Partnership's most recently ended fiscal year in accordance with Financial

    Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Operating Partnership and its subsidiaries is not Material.

            (v)  As used in this Agreement, the following terms have the following meanings:

        "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Operating Partnership under Section 414 of the Code.

        "Material" means material in relation to the business, operations, affairs, financial condition, assets or properties of the Operating Partnership and its subsidiaries taken as a whole.

        "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

        "Plan" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained or to which contributions are or, within the preceding five years, have been made or required to be made, by the Operating Partnership or any ERISA Affiliate or with respect to which the Operating Partnership or any ERISA Affiliate may have any liability.

          (i)    Compliance With Federal Securities Laws.

            (i)    The New Notes will be issued without registration under the Securities Act pursuant to Section 3(a)(9) thereunder. Since the Initial Notes were registered securities, the New Notes to be received in the exchange will not be restricted securities as defined in clause (a)(3) of Rule 144 promulgated under the Securities Act.

            (ii)  The Operating Partnership's filings under the Securities Act do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (iii)  The Indenture has been properly qualified under the Trust Indenture Act of 1939, as amended.

            (iv)  Neither the Operating Partnership nor any person acting on its behalf, has paid or given, directly or indirectly, any commission or other remuneration for soliciting the exchange of the Initial Notes for the New Notes.

        3.    CONDITIONS OF CLOSING.    The Holder's obligation to exchange the Initial Notes for the New Notes issued hereunder shall be subject to the conditions hereinafter set forth:

          (a)    Proceedings Satisfactory.    All proceedings taken in connection with the issue of the New Notes and the consummation of the other transactions contemplated hereby and all documents and papers relating thereto shall be reasonably satisfactory to the Holder, and the Holder shall have received copies of such documents and papers, all in form and substance satisfactory to the Holder, as the Holder may reasonably request in connection therewith.

          (b)    Supplemental Indenture.    This Agreement, the New Notes and the Supplemental Indenture shall have been duly executed and delivered by the Operating Partnership and the Trustee.

          (c)    Opinion of Counsel to the Operating Partnership.    The Holder shall have received an opinion, dated the Closing Date, addressed to it and otherwise satisfactory in scope and substance to it, from PCS&F, counsel to the Operating Partnership, substantially in the form of Exhibit B hereto and covering such other matters incident to the transactions contemplated hereby as it may reasonably request.

          (d)    Certificate of the Trustee.    The Holder shall have received a certificate, dated the Closing Date, from the Trustee, certifying that the Trustee is authorized to execute and deliver the Indenture and that the New Notes delivered pursuant to this Agreement are authentic and follow the form required under the Indenture.

          (e)    Representations True, Etc.; Certificate.    All representations and warranties of the Operating Partnership contained in Section 2 hereof (except as affected by the transactions hereby contemplated) shall be true in all material respects on and as of the Closing Date; the Operating Partnership shall have performed in all material respects all agreements on its part required to be performed under this Agreement on or prior to the Closing Date; no Default or Event of Default shall have occurred and be continuing; and the Holder shall have received a certificate, dated the Closing Date, of the Operating Partnership certifying to the effect specified in this paragraph (e).

          (f)    Legality.    The New Notes received by the Holder in exchange for the Initial Notes on the Closing Date shall be a legal investment for it under the laws of each jurisdiction to which it may be subject, without resort to any basket provision of said laws such as Section 1405 (a)(8) of the New York Insurance Law, and it shall have received, such certificates or other evidence as it may reasonably request demonstrating the legality of such exchange under such laws.

          (g)    Rating.    The Holder shall have received evidence satisfactory to it that the New Notes have been rated BBB or better by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Baa3 or better by Moody's Investors Service, Inc. and BBB or better by Fitch IBCA or Duff & Phelps Credit Rating Co.

          (h)    CUSIP Number.    The Operating Partnership shall have obtained for the New Notes a CUSIP number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners).

          (i)    Representation Letter.    The Operating Partnership shall have obtained confirmation from The Depository Trust Company confirming its appointment as depository for the New Notes.

          4.    PAYMENT.    Notwithstanding anything to the contrary in this Agreement, the Indenture or the New Notes, so long as any Holder or any nominee designated by the Holder shall be the holder of any New Note, the Operating Partnership shall cause the Trustee to punctually pay all amounts that become due and payable on such New Note to the Holder at the address and in the manner set forth in Schedule I hereto for the Holder, or at such other place and in such other manner as the Holder may designate by notice to the Operating Partnership and the Trustee in the manner provided by Section 105 of the Base Indenture, without presentation or surrender of such New Note.

        5.    MISCELLANEOUS.

          (a)    Expenses.    Whether or not the transactions contemplated hereby are consummated, the Operating Partnership shall: (i) concurrently with the Closing, pay the reasonable fees and disbursements of Debevoise & Plimpton, special counsel to the Holder, and any other fees and expenses due and owing on or prior to the Closing Date under the Transaction Documents, (ii) pay the reasonable fees and disbursements of the Trustee and of special counsel to the Holder in connection with any amendment, waiver or consent with respect to this Agreement, the other Transaction Documents or the New Notes, and all other reasonable expenses in connection therewith, including the fees and expenses of enforcing collection of any New Notes or interest, if any, thereon, whether before or after any bankruptcy, reorganization, dissolution, winding up or liquidation of the Operating Partnership and (iii) reimburse the Holder for its reasonable out-of-pocket expenses in connection with such transactions, amendments, waivers or consents, and any items of the character referred to in clause (ii) which shall have been paid by the Holder (except out-of-pocket expenses occasioned by any sale or transfer of any of the New Notes), and pay the cost of transmitting the New Notes to the Holder's principal office upon the issuance thereof.

          (b)    Reliance on and Survival of Representations.    All agreements, representations and warranties herein and in any certificates or other instruments delivered pursuant to this Agreement or the other Transaction Documents shall (i) be deemed to be material and to have been relied upon by the other parties hereto notwithstanding any investigation heretofore or hereafter made by or on behalf of such party and (ii) survive the execution and delivery of this Agreement and the Supplemental Indenture, and the delivery of the New Notes, and shall continue in effect so long as any New Note is outstanding.

          (c)    Review of Exchange Act Filings.    The Holder hereby acknowledges that it is a sophisticated investor within the meaning of the federal securities laws, and is an accredited investor under Regulation D under the Securities Act, and has access to and has reviewed, to the extent it has deemed necessary and appropriate, the filings of the Operating Partnership filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (d)    Successors and Assigns.    All covenants and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of their respective successors and assigns.

          (e)    Notices.    All notices and other communications provided for in this Agreement shall be in writing and delivered or mailed, first class postage prepaid, or transmitted by telecopier and confirmed by a similar mailed writing addressed (i) if to the Operating Partnership, to Mack-Cali Realty, L.P., 11 Commerce Drive, Cranford, NJ 07016 Attention: Executive Vice President and Chief Financial Officer, or at such other address as the Operating Partnership may hereafter designate by notice to the Holder and to each other holder of any New Note at the time outstanding, or (ii) if to any Holder, at the address as set forth in Schedule I hereto for the Holder or at such other address as the Holder may hereafter designate by notice to the Operating Partnership, or (iii) if to any other holder of any New Note, at the address of such holder as it appears on the New Note register.

          (f)    Law Governing.    This Agreement and the New Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

          (g)    Headings; Counterparts.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof. This Agreement may be executed and delivered in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures Follow]

        IN WITNESS WHEREOF, the undersigned have executed this Exchange Agreement as of the day and year first above written.

MACK-CALI REALTY, L.P.
By:	MACK-CALI REALTY CORPORATION, its General Partner
By:	/s/ BARRY LEFKOWITZ Name: Barry Lefkowitz Title: Executive Vice President and Chief Financial Officer
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
By:	/s/ JAMES ROMANO Name: James Romano Title: Director

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